Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-08837, 333-33231, 333-36071, 333-57488, 333-90104, 333-116341, 33-84116, 33-84118, 33-84120, 33-84122 and 33-84124), S-3 (File Nos. 333-77399, 333-90102, 333-58110, 333-116342 and 333-123579) and S-3/A (File Nos. 333-58110, 333-116342 and 333-123579) of Gateway, Inc. of our report dated January 30, 2004, except for Note 12 which is as of December 15, 2004, relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Diego, California

March 14, 2006